UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

date of Report (Date of earliest event reported): August 27, 2012 (August 24, 2012)

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33771 (Commission File Number)	20-0178991 (I.R.S. Employer Identification Number)
Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street Central, Hong Kong (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (852) 3960 6506

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Notes and Warrants Purchase Agreement

On August 24, 2012, ChinaCast Education Corporation (the “Company”) entered into a notes and warrants purchase agreement (the “Purchase Agreement”) and a related series of promissory notes (the “Notes”) and warrants, as further described below, with a group of purchasers consisting of Fir Tree Value Master Fund, L.P. (“Fir Tree Value”), Fir Tree Capital Opportunity Master Fund, L.P. (“Fir Tree Capital” and collectively with Fir Tree Value, “Fir Tree”), Lake Union Capital TE Fund, LP, MRMP Managers LLC, Harkness Trust, Ashford Capital Partners, L.P., Anvil Investment Associates, L.P., Columbia Pacific Opportunity Fund, L.P., Special Situations Fund III QP, L.P., Special Situations Cayman Fund, L.P., chairman and chief executive officer Derek Feng, chief financial officer Doug Woodrum, director Daniel Tseung, director Stephen Markscheid, Parsifal Partners LLC, Park Financial Corporation, Allen R. DeCotiis, Alan N. Colner, Fred Tarter, Sanford M. Schwartz, Stamps Family Partnership III, LP, Peter Keane, Howard S. Berl Trust and Michael Berl (each a “Purchaser” and collectively, the “Purchasers”), and Lake Union Capital Fund, LP. Several of the Purchasers are shareholders of the Company, and Ned Sherwood, a director on the Company’s board and a shareholder of the Company, is an investment manager of MRMP Managers LLC.

The Company relied upon the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933 (the “1933 Act”), as amended, and Rule 506 promulgated thereunder, to effect the sale and issuance of the securities described herein.

As disclosed in prior public filings, the Company had previously issued notes pursuant to (i) the Notes and Warrants Purchase Agreement, dated as of April 10, 2012 (the “April 2012 Purchase Agreement”), between the Company and the purchasers named therein, and (ii) the Borrowing Notice and Acknowledgement, dated as of May 18, 2012 (the “Borrowing Notice”), between the Company and the purchasers named therein. Pursuant to the Purchase Agreement, the Company, the Purchasers, and the purchasers under the April 2012 Purchase Agreement and the Borrowing Notice have agreed that the Notes, together with the notes sold pursuant to the April 2012 Purchase Agreement and the Borrowing Notice, will be treated as one series (the “Notes Series”), and any and all payments or prepayments will be applied pro rata across the Notes Series with respect to the outstanding principal amount of each note included in the Notes Series (each, a “Series Note”). To effect this agreement to treat all of the Series Notes as a series, the Company has made a sticker amendment (a “Sticker”) to each Series Note issued under the April 2012 Purchase Agreement and the Borrowing Notice.

Among other terms, the Purchase Agreement provides that so long as the Notes are outstanding, any Purchaser holding the Notes shall have the right to receive (i) a weekly report detailing the use of the proceeds from the Notes and (ii) any other information that the Purchasers may reasonably request.

Notes

Pursuant to the Purchase Agreement, the Company sold and issued Notes to the Purchasers in an aggregate principal amount of $2.15 million on August 24, 2012. The Notes bear interest at twenty percent (20.0%) per annum, payable semi-annually in arrears, and mature on August 24, 2013.

The Company may prepay any Note in whole or in part at any time prior to maturity by paying 102.5% of the principal to be prepaid together with the accrued interest on the prepaid principal amount to the date of prepayment. If the Note is prepaid in full prior to maturity, the Company will pay the Purchaser an additional amount equal to the greater of (a) ten percent (10.0%) of the greatest aggregate principal amount of the Note at any time outstanding minus the sum of (i) all interest paid thereon plus (ii) any prepayment penalties paid in accordance with the foregoing sentence and (b) zero. No prepaid amount may be reborrowed. Each Note provides that until all amounts outstanding under the Note have been repaid in full, the Company shall not incur any indebtedness other than indebtedness (a) existing or arising under the Note or any other Series Note; (b) existing as of the date of the Note; (c) indebtedness of the Company in an amount not to exceed $5.0 million outstanding at any one time in the aggregate for the purposes mutually agreed with the Purchasers in accordance with the Purchase Agreement and upon the same terms as the Notes; provided, however, if the terms of such indebtedness are materially more favorable than the terms of the Note, then the holder of the Note shall be entitled to receive the same terms of such indebtedness with respect to the Note; and (d) indebtedness of the Company which is subordinated to the Note. Each Note includes events of default for failure to pay principal or interest, bankruptcy and breach of any representation or warranty included in the Note and for an event of default under any other Series Note.

The Company intends to use the proceeds from the sale of the Notes to:

•	fund the efforts to retain ownership of schools invalidly removed from the Company;

•	fund the efforts to recover cash balances illegally removed from the Company;

•	fund the pursuit of criminal charges against Ron Chan, Jiang Xiangyuan and others; and

•	fund the payment of professional service providers, payroll and other vendors.

Warrants

Pursuant to the April 2012 Purchase Agreement, the Borrowing Notice and the Purchase Agreement, the Company issued 4,342,364 warrants (the “Warrants”) on August 24, 2012, to the purchasers thereunder. As of August 24, 2012, the Warrants represent the right to purchase an aggregate of 4,342,364 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), with each Warrant entitling its holder to purchase one share of Common Stock (each, a “Warrant Share”) at an initial exercise price of $0.40 per share, as may be adjusted from time to time in the event of ordinary stock splits, stock dividends, re-classifications and recapitalizations and issuances or sales of shares of Common Stock (or deemed issuances and sales under the terms of the Warrant) for a consideration per share less than the exercise price of the Warrant in effect immediately prior to such issuance or sale. Holders of the Warrants may exercise the Warrants at any time through the expiration date which is five years from the issue date. A holder may exercise Warrants by paying the applicable exercise price in cash or on a cashless basis under certain circumstances.

As previously disclosed in the Company’s Form 8-Ks dated April 16, 2012 and May 24, 2012, the April 2012 Purchase Agreement provides that the warrants issuable thereunder will have an exercise price of $4.00 per share and the Borrowing Notice provides that the warrants issuable thereunder will have an exercise price of $1.00 per share, respectively. Furthermore, the Borrowing Notice also provides that the exercise price of the warrants issuable under the April 2012 Purchase Agreement changed from $4.00 per share to $1.00 per share. In connection with the financing described herein, the Purchase Agreement provides that (i) the Warrants, which include all of the warrants issuable pursuant to the April 2012 Purchase Agreement and the Borrowing Notice, will have an exercise price of $0.40 per share, (ii) the same anti-dilution adjustments in the warrants being sold to the Purchasers pursuant to the Purchase Agreement will also be provided in the warrants sold to purchasers under the April 2012 Purchase Agreement, and (iii) the number of warrants issuable to the purchasers under the April 2012 Purchase Agreement and the Borrowing Notice will be increased so that such purchaser will receive one warrant for every $1.00 of notes sold to such purchaser under the April 2012 Purchase Agreement and the Borrowing Notice. Other than the foregoing, the other terms of the Warrants, as described in the aforementioned Form 8-Ks, remain unchanged.

Registration Rights Agreement

In connection with the sale and issuance of the Warrants, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the purchasers of the Warrants providing for certain registration rights with respect to (i) the Warrant Shares and any other securities issued or issuable with respect to or in exchange for the Warrant Shares and (ii) the shares of Common Stock held by Fir Tree (including any additional shares of Common Stock acquired by Fir Tree after the date of the Registration Rights Agreement), together with any securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of common Stock (the “Registrable Securities”). The Registration Rights Agreement (a) requires the Company to file a registration statement on Form S-1 covering the resale of the Registrable Securities within 30 days of the date on which the Company fully complies with its reporting obligations under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is not subject to any outstanding comments from the U.S. Securities and Exchange Commission (the “SEC”) on, or any SEC review of, its 1934 Act filings, (b) requires the Company to file a registration statement on Form S-3 covering the resale of the Registrable Securities within 30 days following the Company becoming eligible to use such form, (c) requires the Company to use commercially reasonable efforts to have any registration statement so filed declared effective as soon as practicable, and (d) provides the holders of Registrable Securities with certain piggyback registration rights with respect to an offering of common stock by the Company for its own account or for the account of any of its stockholders. In addition, the Company agreed to use commercially reasonable efforts to comply with its reporting obligations under the 1934 Act as soon as reasonably practicable. The Registrable Securities will cease to be registrable and covered by the Registration Rights Agreement upon their sale under a registration statement or pursuant to Rule 144 or, in the case of holders other than Fir Tree, upon such securities becoming eligible for sale without restriction by such holders pursuant to Rule 144. Under certain circumstances, the Company will also be permitted to suspend the use of any prospectus included in any registration statement contemplated by the Registrations Rights Agreement for not more than 20 consecutive days or an aggregate of 60 days in any 12 month period.

The Registration Rights Agreement also requires the Company to pay specified liquidated damages to holders of any Registrable Securities under certain circumstances if the Company fails to satisfy certain of its obligations under the Registration Rights Agreement within the time periods specified therein. The Registration Rights Agreement supercedes the registration rights agreement between the Company and Fir Tree, dated as of November 23, 2009, which was terminated pursuant to the Purchase Agreement.

The foregoing descriptions of the Purchase Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Stickers are generalized, do not purport to be complete and, as such, are subject to and qualified in their entirety by reference to the provisions of the Purchase Agreement, the Form of Note, the Form of Warrant, the Registration Rights Agreement and the Form of Sticker, which are attached as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, respectively, to this report and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The information relating to the Warrants set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Company relied upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act, and Rule 506 promulgated thereunder, to effect the sale and issuance of the Warrants.

Item 7.01.         Regulation FD Disclosure.

The Company issued a press release on August 27, 2012, attached hereto as Exhibit 99.1, announcing the sale of the Notes and Warrants described in Item 1.01 above. The information provided in this Item 7.01 and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Notes and Warrants Purchase Agreement, dated August 24, 2012, between the Company and the Purchasers.

4.2	Form of Note (incorporated by reference to Exhibit A to Exhibit 4.1 hereof).

4.3	Form of Warrant (incorporated by reference to Exhibit B to Exhibit 4.1 hereof).

4.4	Registration Rights Agreement, dated August 24, 2012, between the Company and the Purchasers and the other parties named therein.

4.5	Form of Sticker.

99.1	Press release of the Company, dated August 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2012

ChinaCast Education Corporation

By:	/s/ Doug Woodrum
Doug Woodrum Chief Financial Officer